Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
Registration Statement Under the Securities Act of 1933

(Form Type)

Campbell Soup Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Fees to be Paid	Equity	Capital Stock, par value $0.0375 per share	457(c) and 457(h)	1,721,500 (2)	$42.745 (3)	$73,585,517.5	0.00014760	$10,861.22
	Total Offering Amounts					$73,585,517.5		$10,861.22
	Total Fee Offsets							--
	Net Fee Due							$10,861.22
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of capital stock, par value $0.0375 per share (“Campbell Capital Stock”) of Campbell Soup Company (the “Registrant”) registered hereunder includes an indeterminable number of shares of Campbell Capital Stock that become issuable by reason of any share dividend, share split or other similar transaction.

(2)	Represents shares of Campbell Capital Stock issuable under outstanding and unvested restricted stock unit and performance stock unit awards granted under the Sovos Brands, Inc. 2021 Equity Incentive Plan that were assumed by the Registrant in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 7, 2023, by and between the Registrant, Premium Products Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, and Sovos Brands Inc., and thereupon converted into time-based restricted stock units with respect to Campbell Capital Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices reported for the Campbell Capital Stock on the New York Stock Exchange on March 11, 2024.
(4)	Rounded up to the nearest penny.